UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

 October 26, 2018
 Date of Report (Date of earliest event reported)

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3360 Martin Farm Road, Suite 100, Suwanee, Georgia
(Address of principal executive offices)
30024
(Zip Code)

 (770) 419-7525
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Cherry Bekaert, LLP as Principal Accountant

On October 26, 2018, the Audit Committee of the Board of Directors of SANUWAVE Health, Inc., a Nevada corporation (the “Company”), dismissed Cherry Bekaert, LLP (“CBH”) as its principal independent registered public accounting firm.

The reports of CBH on the consolidated financial statements of the Company for the fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern due to its substantial operating losses, working capital deficiencies and dependence on future capital contributions or financing to fund ongoing operations.

During the Company’s past two fiscal years ended December 31, 2017 and December 31, 2016 and in the subsequent interim period through October 26, 2018 (the “Relevant Period”), there have been no disagreements, as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K, promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, with CBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of CBH, would have caused CBH to make reference to the subject matter of the disagreement(s) in connection with its report on the Company’s financial statements.

During the Relevant Period, there were no “reportable events”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that in connection with the Company's internal control over financial reporting there was a material weaknesses. As previously reported, management concluded that the Company had a material weakness in its internal control over financial reporting process for the lack of internal expertise and resources to analyze and properly apply generally accepted accounting principles to complex and non-routine transactions related to complex financial instruments and derivatives, and management believes the material weakness was due to the complex and non-routine nature of the Company’s complex financial instruments and derivatives.

The Audit Committee of the Board of Directors of the Company discussed each of the matters contained in the third and fourth paragraphs above with CBH. The Company has authorized CBH to respond fully to the inquiries of the Company’s successor accountants concerning each of these matters. On October 26, 2018, the Company provided CBH with a copy of the disclosures it is making regarding CBH in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K and requested that CBH furnish it with a letter addressed to the SEC stating whether it agrees with the disclosures.

CBH has indicated to the Company that it concurs with the foregoing statements contained in the second, third, fourth and fifth paragraphs above as they relate to CBH and has furnished a letter to the SEC to this effect. A copy of the letter from CBH, which is dated October 26, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of Marcum, LLP as Principal Accountant

On October 26, 2018, the Audit Committee of the Board of Directors of the Company appointed Marcum, LLP (“Marcum”) as its principal independent registered public accounting firm to review the Company’s financial statements for the three and nine months ending September 30, 2018 and audit the Company’s financial statements for the fiscal year ending December 31, 2018.

During the Relevant Period, neither the Company, nor (to the Company’s knowledge) anyone acting on its behalf, consulted with Marcum regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; (iii) any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K; or (iv) any reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K and Marcum did not provide us with a written report or oral advice that they concluded was an important factor in considered by us in reaching a decision as to an accounting, auditing or financial reporting issue.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.         Description

16.1
Letter from Cherry Bekaert, LLP, dated October 30, 2018, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Date: October 31, 2018	By:	/s/ Lisa E. Sundstrom
Lisa E. Sundstrom
Chief Financial Officer

4